                                  Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the annual filing of Meier Worldwide Intermedia, a Nevada corporation (the "Company"), on Form 10KSB for the period ended October 31,
2002, as filed with the Securities and Exchange Commission (the "Report"), I,
James Meier, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ James Meier

James Meier
Chief Financial Officer and CEO

March 10, 2003